ARTICLES OF AMENDMENT
TO
RESTATED ARTICLES OF INCORPORATION
OF
FLORIDA ROCK INDUSTRIES, INC.



     1. The name of this corporation is Florida Rock Industries, Inc.


     2. Article VII of the Restated Articles of Incorporation of the corporation is hereby amended in its entirety to read as follows:

 ARTICLE VII

 NUMBER OF DIRECTORS

      The number of directors of this corporation is twelve (12), but may be changed, but not to less than three (3), by the affirmative vote of a majority of the whole Board of Directors at the time in office or by the affirmative vote of the holders of at least 75% of the shares of stock of this corporation entitled to vote thereon. The directors shall be divided into three classes, apportioned as follows: Class I shall consist of four directors; Class II shall consist of four directors; and Class III shall consist of four directors. The respective initial terms of office for each class of directors shall be as follows: the initial term of Class I (previously designated as Class IV and Class II directors prior to amending this ARTICLE VII at the Annual Meeting of Shareholders in 1998) will expire at the Annual Meeting of Shareholders in 1999; the initial term of Class II directors (previously designated as Class I directors prior to amending this
ARTICLE VII at the Annual Meeting of Shareholders in 1998) will expire at the Annual Meeting of Shareholders in 2000; and the initial term of Class III directors (previously designated as Class III directors prior to amending this ARTICLE VII at the Annual Meeting of Shareholders in 1998) will expire at the Annual Meeting of Stockholders in 2001. After the expiration of the applicable initial term, each successive term of office for each class of directors shall be three years. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as may be practicable, an equal
number of directors in each class.   Any vacancy occurring in the
Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Any director of any class elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors, shall hold office for a term that shall coincide with the remaining term of that class. In no case, however, will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify. A director may only be removed for cause', which shall be defined for these purposes as a conviction of a felony, declaration of unsound mind by a court order, adjudication of bankruptcy, non-acceptance of office or such director having been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to this corporation in a matter of substantial importance to this corporation and such adjudication is no longer subject to direct appeal. This Article may be amended or repealed only by the affirmative vote of the holders of at least 75% of the shares of stock of this corporation entitled to vote thereon.


     3. The foregoing amendment was adopted pursuant to Section 607.1003(5), Florida Business Corporation Act, by the affirmative vote of the holders of more than 75% of the shares outstanding and entitled to vote at the annual meeting of the corporation held on February 4, 1998. The number of votes cast for the amendment was sufficient for approval.


     IN WITNESS WHEREOF, Florida Rock Industries, Inc. has caused these Articles of Amendment to the Restated Articles of Incorporation to be executed in its name by its President this 4th day of February, 1998.


                                   FLORIDA ROCK INDUSTRIES, INC.


                                   By: /s/ John D. Baker II
                                       John D. Baker II
                                           President

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STATE OF FLORIDA
DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Amendment, filed on February 4, 1998, to Articles of Incorporation for FLORIDA ROCK INDUSTRIES, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H98000002325. This certificate is issued in accordance with Section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is 144218.

          Given under my hand and the
          Great Seal of the State of Florida,
          at Tallahassee, the Capital, this the
          Fourth day of February, 1998

Authentication Code:  298A00006312-020498-144218      -1/1






GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

                                /s/ Sandra B. Mortham
                                    Sandra B. Mortham
                                    Secretary of State


CRE022 (1-95)